UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2019, the SCWorx Corp.’s Board of Directors approved management’s request to retain Joseph Gamberale, as a Consultant.

Mr. Gamberale has over 25 years’ experience in the financial services and capital markets sectors. Mr. Gamberale’ Agreement will have a term of two years, subject to earlier termination. Under the Agreement, Mr. Gamberale’s responsibilities will include overseeing the creation, development and implementation of the Company’s Investor Relations program, including introductions to high net worth individuals and institutions, the dissemination of investor related information, road show plans, equity conference presentations, and all other investor relations activities. Additionally Mr. Gamberale will be required to introduce SCWorx’ s service platform to health care institutions.

Mr Gamberale will receive a combination of cash and equity compensation for his services. In making all of Mr. Gamberale’ equity awards subject to vesting, including performance-based vesting, the Board of Directors endeavored to structure such awards so as to align Mr. Gamberale’ interests with the stockholders’ interest in long term value creation.

Mr. Gamberale compensation will be as follows:

Compensation	Amount	Vesting
Cash Compensation	$12,500 per month	N/A
Restricted Stock Units	100,000 RSU	Quarterly over 1 year, commencing August 15, 2019
Restricted Stock Units	25,000 RSU	Vests if Company’s common stock price remains at or above $10 per share on a volume weighted average basis (“VWAP”) for 15 consecutive trading days
Restricted Stock Units	50,000 RSU	Vests if Company’s common stock price remains at or above $15 per share on a VWAP basis for 15 consecutive trading days
Restricted Stock Units	50,000 RSU	Vests if Company’s common stock price remains at or above $20 per share on a VWAP basis for 15 consecutive trading days
Restricted Stock Units	25,000 RSU	Vests if Company’s common stock price remains at or above $25 per share on a VWAP basis for 15 consecutive trading days
Restricted Stock Units	50,000 RSU	Vest if the Company’s common stock price remains at or above $30 per share on a VWAP basis for 15 consecutive trading days
Restricted Stock Units	50,000 RSU	Vest if the Company’s common stock price remains at or above $40 per share on a VWAP basis for 15 consecutive trading days
Restricted Stock Units	50,000 RSU	Vest if the Company’s common stock price remains at or above $45 per share on a VWAP basis for 15 consecutive trading days

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ Marc Schessel
Marc Schessel
Chief Executive Officer

Dated: February 20, 2019